Exhibit 5.1

November 18, 2011

Exopack Holding Corp.

3070 Southport Road

Spartanburg, SC 29302

Re:	Registration Statement of Exopack Holding Corp.

Ladies and Gentlemen:

Reference is made to the Registration Statement (the “Registration Statement”) on Form S-4 filed by Exopack Holding Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on November 18, 2011 in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange by the Company (the “Exchange Offer”) of up to $235,000,000 aggregate principal amount of the Company’s 10% Senior Notes due 2018 to be registered under the Securities Act (the “New Notes”), which New Notes will be guaranteed by each of the guarantors named in Schedule I hereto (the “Note Guarantors”), for a like principal amount of the Company’s outstanding 10% Senior Notes due 2018 which have not been registered under the Securities Act (the “Old Notes”), which Old Notes have also been guaranteed by the Note Guarantors.

In connection with the preparation of this opinion letter and as the basis for the opinions (the “Opinions”) set forth below, we have made such investigations of the laws of the State of California, the laws of the State of New York and the laws of the State of Delaware as we have deemed relevant and necessary, and we have examined such documents and records as we have deemed relevant and necessary, including the following:

(a) a photocopy of an executed counterpart of the Indenture dated as of May 31, 2011, among the Company, as issuer, the Note Guarantors, and The Bank of New York Mellon Trust Company, N.A., a New York banking corporation, as trustee (the “Indenture”);

(b) a photocopy of an executed counterpart of the Notation of Guarantee executed by the Note Guarantors;

(c) the forms of the Old Notes and of the New Notes;

(d) a photocopy of the certificate of incorporation or articles of incorporation, as applicable, of the Company, each corporate Note Guarantor incorporated under the laws of the

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November 18, 2011

State of Delaware and each corporate Note Guarantor incorporated under the laws of the State of California, certified to our satisfaction;

(e) a photocopy of the certificate of formation or articles of organization, as applicable, and the limited liability company agreement or operating agreement, as applicable, of each limited liability company Note Guarantor organized under the laws of the State of Delaware and each limited liability company Note Guarantor organized under the laws of the State of California, certified to our satisfaction;

(f) a good standing certificate as to each Note Guarantor incorporated or organized under the laws of the State of California, issued by the Secretary of State of the State of California, and a good standing certificate as to the Company and each Note Guarantor incorporated or organized under the laws of the State of Delaware, issued by the Secretary of State of the State of Delaware (each, a “Good Standing Certificate”); and

(g) the opinion certificate of an officer of the Company and each Note Guarantor organized under the laws of the State of Delaware and each Note Guarantor organized under the laws of the State of California dated as of the date of this opinion letter (the “Opinion Certificate”) certifying to the matters specified therein and as to the resolutions adopted by the board of directors, managers, shareholders or members, as applicable, of the Company and such Note Guarantors authorizing the transactions contemplated by the Indenture.

For purposes of this opinion letter, the following terms and phrases have the following meanings:

(i) “laws of the State of Delaware” or “Delaware law” means and is limited to the present published statutes of the State of Delaware, the applicable provisions of the Delaware constitution, the administrative rules and regulations of agencies of the State of Delaware as contained in the present published Delaware Administrative Code, and the present published decisions of the courts of the State of Delaware that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

(ii) “laws of the State of California” or “California law” means and is limited to the present published statutes of the State of California, the applicable provisions of the California constitution, the administrative rules and regulations of agencies of the State of California as contained in the present published California Code of Regulations and the present published decisions of the courts of the State of California that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

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November 18, 2011

(iii) “laws of the State of New York” or “New York law” means and is limited to present published statutes of the State of New York, the applicable provisions of the New York constitution, the administrative rules and regulations of agencies of the State of New York as contained in the present published Official Compilation of Codes, Rules and Regulations of the State of New York, and the present published decisions of the courts of the State of New York that in each instance are normally applicable to the transactions of the type contemplated by the Exchange Offer.

With respect to Opinions 8, and 9, we have relied solely upon the opinion of Warner, Norcross & Judd LLP, Grand Rapids, Michigan, as special counsel to Cello-Foil Products, Inc., a Michigan corporation (the “Michigan Guarantor”), dated the date hereof, a copy of which is being filed as an exhibit to the Registration Statement, as to matters of the laws of the State of Michigan with respect to each of (x) the Michigan Guarantor being validly existing and in good standing under the laws of Michigan, (y) the Michigan Guarantor having the corporate power and authority to execute, deliver and perform its obligations under the Indenture and (z) the Michigan Guarantor having duly authorized, executed and delivered the Indenture as set forth in such opinion.

Based upon the examination described above, subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter and under current interpretations of the laws of the State of California, the laws of the State of New York and the laws of the State of Delaware, we are of the opinion that:

1. The Company and each corporate Note Guarantor incorporated under the laws of the State of Delaware is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. Each limited liability company Note Guarantor organized under the laws of the State of Delaware is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

3. Each corporate Note Guarantor incorporated under the laws of the State of California is validly existing as a corporation in good standing under the laws of the State of California.

4. Each limited liability company Note Guarantor organized under the laws of the State of California is validly existing as a limited liability company in good standing under the laws of the State of California.

5. The Company, each corporate Note Guarantor incorporated under the laws of the State of California and each corporate Note Guarantor incorporated under the laws of the State of

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Delaware has the corporate power and corporate authority to execute and deliver the Indenture and to perform its respective obligations thereunder (including, in the case of such Note Guarantors, the guarantee of the New Notes pursuant to the Indenture), and the corporate action required to be taken by the Company, each corporate Note Guarantor incorporated under the laws of the State of California and each corporate Note Guarantor incorporated under the laws of the State of Delaware for the due authorization, execution and delivery of the Indenture and the consummation by it of the transactions contemplated thereby (including, in the case of such Note Guarantors, the guarantee of the New Notes pursuant to the Indenture) has been duly and validly taken.

6. Each limited liability company Note Guarantor organized under the laws of the State of Delaware and each limited liability company Note Guarantor organized under the laws of the State of California has the limited liability company power and the limited liability company authority to execute and deliver the Indenture and to perform its respective obligations thereunder (including the guarantee of the New Notes pursuant to the Indenture), and the limited liability company action required to be taken by each limited liability company Note Guarantor organized under the laws of the State of California and each limited liability company Note Guarantor organized under the laws of the State of Delaware for the due authorization, execution and delivery of the Indenture and the consummation by it of the transactions contemplated thereby (including the guarantee of the New Notes pursuant to the Indenture) has been duly and validly taken.

7. The Indenture has been duly authorized, executed and delivered by the Company, each Note Guarantor incorporated or organized under the laws of the State of California and each Note Guarantor incorporated or organized under the laws of the State of Delaware.

8. The New Notes have been duly authorized, and when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the New Notes have been duly executed, authenticated and delivered in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the New Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law).

9. When (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the New Notes have been duly executed, authenticated and delivered in exchange for the Old Notes in accordance

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with the Indenture and the Exchange Offer, the provisions of the Indenture applicable to the Note Guarantors (including the guarantee of the New Notes pursuant to the Indenture) will be the legally valid and binding obligations of the Note Guarantors, enforceable against the Note Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law).

The Opinions are predicated upon and are limited by the matters set forth in the Opinions and are further subject to the qualifications, exceptions, assumptions and limitations set forth below:

A. The Opinions are limited to the laws of the State of California, the laws of the State of New York and the laws of the State of Delaware. We express no opinion as to local laws or the laws of any other state or country.

B. With respect to the enforceability opinion set forth in Opinion 9, we express no opinion as to enforceability of the provisions contained in Section 10.02 of the Indenture to the extent that such provisions limit the obligation of the Note Guarantors to guarantee the New Notes under the Indenture or any right of contribution of any other party with respect to such guarantee obligations, or as to the effect of any such provisions on the enforceability of the guarantee of the New Notes pursuant to the Indenture.

C. In rendering the Opinions, we have assumed that the Company and each Note Guarantor has complied with the provisions of the securities laws, “blue sky” laws, securities regulations, and securities rules of any applicable state and the United States of America.

D. The Opinions that relate to specific agreements or documents, relate to the specified agreements or documents and do not extend to documents, agreements or instruments referred to in such agreements or documents (even if incorporated therein by reference) or to any exhibits, annexes or schedules that are not expressly identified in such Opinion.

E. In rendering the Opinions, we have assumed (i) the genuineness of all signatures, (ii) the capacity of all individuals executing documents and the authority of such individuals executing documents (other than officers of the Company, the Note Guarantors organized under the laws of the State of Delaware and the Note Guarantors organized under the laws of the State of California), (iii) the conformity to the original documents of all photocopies or facsimile copies submitted to us, whether certified or not, (iv) the authenticity of all documents submitted

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to us as originals, and (v) the conformity, in all material respects, of all copies of the Indenture to the copy of the Indenture examined by us.

F. The Opinions are limited to those expressly stated and no other opinions should be implied.

G. We assume no obligation to update or supplement the Opinions to reflect any facts or circumstances that may come to our attention after the effectiveness of the Registration Statement or any change in the law that may occur after the date of the effectiveness of the Registration Statement.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ Stoel Rives LLP

SCHEDULE I

Name of Guarantor	Jurisdiction of Incorporation/Organization
Exopack, LLC	Delaware
Exopack Advanced Coatings, LLC	Delaware
Exopack-Thomasville, LLC	Delaware
Exopack-Hebron, L.L.C.	Delaware
Exopack-Ontario, Inc.	California
Exopack-Technology, LLC	California
Cello-Foil Holding Corp.	Delaware
Cello-Foil Products, Inc.	Michigan
Intelicoat Technologies Image Products Matthews LLC	Delaware
TPG Group Holding Corp.	Delaware
TPG Enterprises, Inc.	Delaware
TPG (US), Inc.	Delaware